EXHIBIT 4.5

EXECUTION COPY

BARCLAYS Dryrock Funding LLC,

Transferor

BARCLAYS BANK DELAWARE,

Servicer and Administrator

BARCLAYS Dryrock Issuance Trust,
Issuer
and
U.S. BANK NATIONAL ASSOCIATION,
Indenture Trustee

AMENDED AND RESTATED

SERVICING AGREEMENT

Dated as of August 1, 2012

As amended and restated as of December 17, 2013

PAGE

ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1.	Definitions	1
Section 1.2.	Other Definitional Provisions	4

ARTICLE II
Deposit of COLLECTIONS, ALLOCATIONS AND PAYMENTS

ARTICLE III
SERVICING OF RECEIVABLES

ARTICLE IV
ADMINISTRATION OF THE TRUST; DUTIES OF THE ADMINISTRATOR

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(continued)

ARTICLE V
OTHER MATTERS RELATING TO THE SERVICER

ARTICLE VI
SERVICER DEFAULTS

ARTICLE VII
TERMINATION

Section 7.1.	Termination of Agreement	32

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1.	Amendment	33
Section 8.2.	Protection of Right, Title and Interest in, to and under Trust Assets	34
ii

(continued)

ARTICLE IX
COMPLIANCE WITH REGULATION AB

EXHIBITS

Exhibit A	Form of Power of Attorney
Exhibit B	Form of Opinion of Counsel with Respect to Amendments
Exhibit C	Form of Annual Certification
Exhibit D	Servicing Criteria to be Addressed in Assessment of Compliance
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AMENDED AND RESTATED SERVICING AGREEMENT, dated as of August 1, 2012, as amended and restated as of December 17, 2013, by and among BARCLAYS DRYROCK FUNDING LLC, a Delaware limited liability company, as transferor (the “Transferor”), BARCLAYS BANK DELAWARE, a Delaware banking corporation, as servicer and as administrator (the “Servicer” and the “Administrator”), BARCLAYS DRYROCK ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware, as issuer (the “Issuer” or the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as indenture trustee (the “Indenture Trustee”).

In consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that this Agreement, together with the other Transaction Documents (each capitalized term as hereinafter defined) will define the contractual obligations of the Transferor, the Servicer, the Administrator, the Issuer and the Indenture Trustee, including, but not limited to, representations and warranties, ongoing disclosure requirements and measures to avoid conflicts of interest, and hereby further agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF
GENERAL APPLICATION

Section 1.1.          Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Accumulation Period” means any accumulation period defined in the related Indenture Supplement where (i) following the Revolving Period or (ii) during the suspension of the Revolving Period, Principal Collections are accumulated in an account for the benefit of the Noteholders of such Series or Class.

“Administrator” has the meaning specified in the initial paragraph of this Agreement.

“Agreement” means this Amended and Restated Servicing Agreement, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Authorized Officer” (a) with respect to the Issuer and the Transferor, has the meaning specified in the Transfer Agreement and, (b) with respect to the Servicer, means any Servicing Officer.

“BBD” means Barclays Bank Delaware, a Delaware banking corporation.

“Collateral” has the meaning specified in the Indenture.

“Corporate Trust Office” (a) when used in respect of the Owner Trustee, has the meaning specified in the Trust Agreement and (b) when used in respect of the Indenture Trustee, has the meaning specified in the Indenture.

“Daily Servicer’s Certificate” means a report prepared by the Servicer and delivered to the Indenture Trustee on each date on which a deposit of Collections is made into the Collection Account, which report directs the Indenture Trustee with respect to the allocation of the Finance Charge Collections, the allocation of the Principal Collections, the amounts to be paid to the holders of the Transferor Interest, the amount, if any, to be withheld with respect to the Estimated Transferor’s Portion of the Servicing Fee, the payment of the Estimated Transferor’s Portion of the Servicing Fee to the Servicer, the amount, if any, to be withheld and deposited into the Excess Funding Account and such other matters as the Indenture Trustee may request direction.

“Derivative Agreement” has the meaning specified in the Indenture.

“Derivative Counterparty” has the meaning specified in the Indenture.

“Early Amortization Event” has the meaning specified in the Indenture, as supplemented with respect to any Series or Class of Notes by the applicable Indenture Supplement.

“Eligible Servicer” means BBD or the Indenture Trustee or, if none of BBD or the Indenture Trustee is acting as Servicer, an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of credit accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) in the sole determination of the Transferor, which determination shall be conclusive and binding, has demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (d) is qualified to use the software that is then being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform the duties of the Servicer under this Agreement, and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

“Excess Funding Amount” means, at any time, the aggregate amount on deposit in the Excess Funding Account.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” means August 1, 2012.

“Indenture” means the Amended and Restated Indenture, dated as of August 1, 2012, as amended and restated as of December 17, 2013, by and between the Issuer and the Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Indenture Trustee” has the meaning specified in the first paragraph of this Agreement.

“Issuer” has the meaning specified in the first paragraph of this Agreement.

“Monthly Noteholders’ Statement” has the meaning specified in the Indenture.

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“Monthly Servicer’s Certificate” means the certificate delivered by the Servicer as described in Section 3.3(b) in substantially the form specified in the related Indenture Supplement.

“Notices” has the meaning specified in Section 8.4(a).

“Outstanding” has the meaning specified in the Indenture.

“Outstanding Dollar Principal Amount” has the meaning specified in the Indenture.

“Owner Trustee” has the meaning specified in the Trust Agreement.

“Paying Agent” has the meaning specified in the Indenture.

“Receivables Purchase Agreement” means the Amended and Restated Receivables Purchase Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013, by and between BBD and the Transferor, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Remaining Series Available Principal Collections Shortfall” has, with respect to any Series of Notes, the meaning specified in the applicable Indenture Supplement for such Series of Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Transfer” has the meaning specified in Section 6.1.

“Servicer” has the meaning specified in the initial paragraph of this Agreement.

“Servicer Default” has the meaning specified in Section 6.1.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee” means, for any Monthly Period, one-twelfth of the product of (a) the Servicing Fee Percentage and (b) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period.

“Servicing Fee Percentage” means 2.0%.

“Servicing Officer” means any officer of the Servicer or an attorney-in-fact of the Servicer who in either case is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Transferor and the Indenture Trustee by the Servicer, as such list may from time to time be amended.

“Servicing Participant” means the Servicer, any Subservicer or any Person that participates in any of the servicing functions specified in Item 1122(d) of Regulation AB with

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respect to the Receivables. For the avoidance of doubt, subject to Section 9.1, the term “Servicing Participant” shall not include the Owner Trustee or the Indenture Trustee.

“Servicing Party” has the meaning specified in Section 9.3(a).

“Shared Excess Available Principal Collections” has, with respect to any Series of Notes, the meaning specified in the applicable Indenture Supplement for such Series of Notes.

“Subservicer” means any Person that services the Receivables on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Servicing Participants) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB. For the avoidance of doubt, subject to Section 9.1, the term “Subservicer” shall not include the Owner Trustee or the Indenture Trustee.

“Successor Servicer” has the meaning specified in Section 6.2(a).

“Supplemental Credit Enhancement” means any Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement entered into by and between the Trust and the applicable Supplemental Credit Enhancement Provider or Supplemental Liquidity Provider.

“Termination Notice” has the meaning specified in Section 6.1.

“Transfer Agreement” means the Amended and Restated Transfer Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013, by and among the Transferor, the Issuer, and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Transferor” has the meaning specified in the first paragraph of this Agreement.

“Trust” has the meaning specified in the first paragraph of this Agreement.

“Trust Agreement” means the Second Amended and Restated Trust Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013, by and between the Transferor and the Owner Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the relevant jurisdiction.

Section 1.2.          Other Definitional Provisions.

(a)                The terms defined in this Article have the meanings assigned to them in this Article, and, along with any other term defined in any Section of this Agreement, include the plural as well as the singular, and are applicable to the masculine as well as to the feminine and neuter genders of such terms.

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(b)               All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Transfer Agreement or, if not defined therein, in the Indenture or, if not defined therein, in the applicable Transaction Document.

(c)                All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(d)               As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not otherwise defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation.

(e)                The agreements, representations and warranties of Barclays Dryrock Funding LLC in this Agreement in its capacity as the Transferor shall be deemed to be the agreements, representations and warranties of such entity solely in such capacity for so long as such entity acts in such capacity under this Agreement. The agreements, representations and warranties of BBD in this Agreement in its capacity as the Servicer shall be deemed to be the agreements, representations and warranties of such entity solely in such capacity for so long as such entity acts in such capacity under this Agreement.

(f)                Any reference to each Note Rating Agency shall only apply to any specific nationally recognized statistical rating organization if such nationally recognized statistical rating organization is then rating any Outstanding Series or Class of Notes.

(g)               Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(h)               The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” means “including without limitation.” Unless the context otherwise requires, terms used herein that are defined in the New York UCC and not otherwise defined herein shall have the meanings set forth in the New York UCC.

[END OF ARTICLE I]

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ARTICLE II

Deposit of COLLECTIONS, ALLOCATIONS AND PAYMENTS

Section 2.1.          Deposit of Collections; Direction to Indenture Trustee.

The Servicer shall deposit all Collections into the Collection Account as promptly as possible after receipt by the Servicer. The Servicer shall not commingle amounts received with respect to the Receivables with its own assets except for the time, not to exceed two business days, necessary to clear any payments.

The Servicer (or, if the authority of the Servicer has been revoked pursuant to Section 6.1, the Indenture Trustee, or, if a Successor Servicer has been appointed, the Successor Servicer) shall instruct the Indenture Trustee in writing to allocate all funds deposited into the Collection Account, all Default Amounts and the Servicing Fee as described in Article V of the Indenture and to apply all funds on deposit in the Collection Account as described in Article V of the Indenture and the applicable Indenture Supplements. The Servicer agrees to provide such written allocation and application instructions to the Indenture Trustee and to direct that allocations be made as required by Article V of the Indenture.

Section 2.2.          Payment of the Servicing Fee.

(a)                As compensation for its servicing activities performed hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive the Servicing Fee with respect to each Monthly Period prior to the termination of the Trust pursuant to Article IX of the Trust Agreement. The Servicing Fee for each Monthly Period shall be payable on the related Payment Date.

(b)               To the extent the Estimated Transferor’s Portion of the Servicing Fee withheld by the Indenture Trustee pursuant to Section 5.04(b) of the Indenture during any Monthly Period is less than the actual amount of the Servicing Fee allocated to the Transferor Interest and payable on the Payment Date in such Monthly Period, the Transferor shall pay such amount directly to the Servicer.

Section 2.3.          Adjustments for Miscellaneous Credits and Fraudulent Charges.

(a)                If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an Obligor, because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Transferor Amount, the Transferor Interest and (unless otherwise specified) any other amount required in any Transaction Document to be calculated by reference to the amount of Principal Receivables, will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor Amount, the Transferor Interest and (unless otherwise specified) any other amount required in any Transaction Document to be calculated by reference to the amount of Principal Receivables, will be reduced by the amount of any Receivable which was discovered as having been created

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through a fraudulent or counterfeit charge or with respect to which the Transferor’s covenant contained in Section 2.8(b) of the Transfer Agreement was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises.

(b)               If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this Section 2.3 shall not require any change in any report previously delivered.

Section 2.4.          Interchange. The Transferor shall transfer to the Trust all Interchange. All Interchange shall be deemed to be, and shall be treated as, Finance Charge Collections under this Agreement, the Transfer Agreement and the Indenture.

Section 2.5.          Designation of Remaining Principal Shortfalls. On each Note Transfer Date, the Servicer shall determine with respect to the prior Monthly Period whether there is a Remaining Series Available Principal Collections Shortfall for any Series of Notes after application of Shared Excess Available Principal Collections for the benefit of such Series of Notes for such Monthly Period. The Servicer shall determine the aggregate amount of such Remaining Series Available Principal Collections Shortfalls for all Series of Notes for such Monthly Period.

[END OF ARTICLE II]

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ARTICLE III

SERVICING OF RECEIVABLES

Section 3.1.          Acceptance of Appointment and Other Matters Relating to the Servicer.

(a)                The Transferor hereby appoints BBD as the Servicer under this Agreement and BBD hereby accepts such appointment and agrees to act as the Servicer under this Agreement. The Noteholders, by their acceptance of the Notes, shall be deemed to consent to BBD acting as Servicer.

(b)               The Servicer shall service and administer the Receivables, shall collect and deposit into the Collection Account, the Excess Funding Account or any Supplemental Issuer Account payments due under the Receivables and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Account Guidelines. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 6.1, the Servicer or its designee is hereby authorized and empowered, (i) to instruct the Indenture Trustee in the Monthly Servicer’s Certificate and/or the Daily Servicer’s Certificate to make deposits into, make allocations, withdrawals and payments to or from the Collection Account, the Excess Funding Account and any Supplemental Issuer Account as set forth in this Agreement, the Indenture or any Indenture Supplement, (ii) to take any action required or permitted under any Supplemental Credit Enhancement Agreement or Derivative Agreement, as set forth in this Agreement, the Indenture or any Indenture Supplement, (iii) to instruct the Indenture Trustee or the Trust in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence collection or enforcement proceedings with respect to such Receivables, and (v)  at the expense of the Transferor, to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements or other laws or regulations. In any action or proceeding that is described in clause (iv) of the preceding sentence, (A) the Servicer, whether acting in its own name or on behalf of another and whether acting alone or through another, adequately represents each of the Transferor’s, the Trust’s and the Indenture Trustee’s interests, (B) each of the Transferor, the Trust and the Indenture Trustee will be bound by that action or by any judgment or other ruling in that proceeding, and (C) complete and final relief can be accorded among the parties to that action or proceeding without joining the Transferor, the Trust or the Indenture Trustee. Nothing in the immediately preceding sentence applies to interests of or claims against the Indenture Trustee in its individual capacity or will relieve the Servicer of its obligation to service and administer the Receivables in accordance with the Servicer’s customary and usual servicing procedures for servicing credit card receivables comparable to the

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Receivables and in accordance with the Account Guidelines. Each of the Indenture Trustee and the Trust agree that it shall promptly follow the instructions of the Servicer to withdraw funds from the applicable Issuer Account and to take any action required under any Supplemental Credit Enhancement Agreement or Derivative Agreement at such time as required under this Agreement, the Indenture or any Indenture Supplement. Each of the Indenture Trustee and the Trust shall execute and furnish the Servicer with such documents as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(c)                The Servicer shall not, and no Successor Servicer shall, be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other comparable receivables.

(d)               The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and the Receivables in accordance with the Account Agreements relating to the Accounts and the Account Guidelines and all applicable Requirements of Law affecting the Accounts and the Receivables, except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Noteholders.

(e)                Except as otherwise provided herein, the Servicer shall pay out of its own funds, without reimbursement, all expenses incurred in connection with the servicing activities hereunder.

Section 3.2.          Representations and Warranties of the Servicer. BBD, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, with respect to itself, on the Execution Date, on each Addition Date and on each Issuance Date on which it is the Servicer (and on the date of any such appointment), the following representations and warranties on which the Transferor, the Trust, the Owner Trustee and the Indenture Trustee shall be deemed to have relied in accepting each Receivable in trust under this Agreement, the Transfer Agreement and the Indenture, as applicable, and in entering into this Agreement, the Transfer Agreement, the Indenture and any Indenture Supplement:

(a)                Organization and Good Standing. The Servicer is an entity validly existing in good standing under the applicable law of the jurisdiction of its incorporation and has, in all material respects, full power and authority to own its properties and conduct its servicing business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

(b)               Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation or other foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of Receivables as required by this Agreement requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Servicer under this Agreement.

(c)                Due Authorization. The execution, delivery, and performance by the Servicer of this Agreement and the other agreements and instruments executed or to be executed

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by the Servicer as contemplated hereby have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

(d)               Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or by general principles of equity.

(e)                No Conflict or Violation. The execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of its obligations under this Agreement will not conflict with or violate any Requirements of Law applicable to the Servicer or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

(f)                No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of the Servicer, threatened, against the Servicer before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement.

(g)               All Consents. All authorizations, consents, orders or approvals of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery by the Servicer of this Agreement and the performance by the Servicer of the transactions contemplated by this Agreement, have been duly obtained, effected or given and are in full force and effect.

(h)               Ordinary Course of Business. The Servicer entered into this Agreement in the ordinary course of business and not with intent to hinder, delay or defraud BBD or its creditors.

(i)                 Compliance With Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, if any, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account, if any, and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account, if any, the failure to comply with which would have an Adverse Effect.

(j)                 No Rescission or Cancellation. The Servicer shall not authorize any rescission or cancellation of any Receivable, except in accordance with the Account Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

(k)               Protection of Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of the Trust, the Indenture Trustee

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or the Noteholders in any Receivable, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Account Guidelines, nor shall it sell any Trust Assets except as provided in any Transaction Document.

(l)                 Receivables Not To Be Evidenced by Instruments. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and, if any Receivable is so evidenced as a result of the Servicer’s action, it shall be assigned to the Servicer as provided in this Section 3.2.

(m)             Records. This Agreement has been approved by either the board of directors of the Servicer or by the assets and liability committee of the Servicer and such approval is reflected in the minutes of such board or committee. This Agreement has been, continuously, from the time of execution, in the official record of the Servicer.

In the event any of the representations, warranties or covenants of the Servicer contained in Section 3.2(i), (j), (k) or (l) with respect to any Receivable or the related Account is breached, and such breach has a material adverse effect on the interest of the Indenture Trustee or the Trust in such Receivable and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Indenture Trustee and the Transferor) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Indenture Trustee or the Transferor, each such Receivable or, at the option of the Transferor, all Receivables in the Account or Accounts to which such event relates shall be assigned and transferred to the Servicer on the terms and conditions set forth below; provided, however, that such Receivables will not be assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the related covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Transferor and the Indenture Trustee a certificate of an Authorized Officer of the Servicer describing the nature of the breach and the manner in which such breach was cured.

The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds on the Note Transfer Date following the Monthly Period in which such assignment obligation arises in an amount equal to the amount of such Receivables.

Upon each such assignment to the Servicer, the Indenture Trustee and the Trust shall automatically and without further action sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Indenture Trustee and the Trust in, to and under such Receivables, all Recoveries with respect thereto, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Indenture Trustee and the Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such property pursuant to this Section 3.2. The obligation of the Servicer to accept assignment of such property, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation

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available to Noteholders (or the Indenture Trustee on behalf of Noteholders) or the Trust, except as provided in Section 5.4

Section 3.3.          Reports and Records for the Owner Trustee, the Indenture Trustee and the Transferor.

(a)                Daily Records. On each Business Day, the Servicer shall make or cause to be made available at the office of the Servicer for inspection by the Owner Trustee, the Indenture Trustee and the Transferor upon request a record (which may be in the form of the Daily Servicers’ Certificate) setting forth (i) the Collections in respect of Principal Receivables and Finance Charge Receivables deposited by the Servicer on such Business Day in each Issuer Account, and (ii) the aggregate amount of Receivables as of such Business Day in each Account and each Removed Account. The Servicer shall, at all times, maintain its computer files with respect to the Accounts and Removed Accounts in such a manner so that the Accounts and Removed Accounts may be specifically identified and shall make available to the Indenture Trustee, the Owner Trustee and the Transferor at the office of the Servicer on any Business Day any computer programs necessary to make such identification; provided, however, that the Indenture Trustee, the Owner Trustee and the Transferor shall enter into such confidentiality agreements (including terms and provisions for information security and data protection) as the Servicer may deem necessary to protect its interests.

(b)               Monthly Servicer’s Certificate. Not later than the second Business Day preceding each Payment Date, the Servicer shall, with respect to each outstanding Series, deliver to the Owner Trustee, the Indenture Trustee, the Transferor and each Note Rating Agency a certificate of an Authorized Officer substantially in the form specified in the related Indenture Supplement (each a “Monthly Servicer’s Certificate”).

Section 3.4.          Annual Certificate of Servicer. The Servicer shall deliver to the Indenture Trustee, the Owner Trustee, the Transferor and each Note Rating Agency on or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2012, the statement of compliance required under Item 1123 of Regulation AB with respect to such fiscal year, which statement will be in the form of an Officer’s Certificate of the Servicer (with appropriate insertions) to the effect that (a) a review of the activities of the Servicer during such fiscal year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such fiscal year or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Section 3.5.          Annual Servicing Report of Independent Public Accountants; Copies of Reports Available.

(a)             On or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2012, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish to the Indenture Trustee, the Owner Trustee, the Servicer, the

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Transferor and each Note Rating Agency each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any affiliate thereof during the related fiscal year delivered by such accountants pursuant to Rule 13(a)-18 or Rule 15(d)-18 of the Exchange Act and Item 1122 of Regulation AB.

(b)            A copy of each certificate and report provided pursuant to Section 3.3(b), Section 3.4 or this Section 3.5 may be obtained by any Noteholder or Note Owner by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

Section 3.6.          Notices to BBD Entities. In the event that BBD is no longer acting as Servicer, any Successor Servicer shall deliver or make available to BBD each certificate and report required to be provided thereafter pursuant to Section 3.3(b), Section 3.4 and Section 3.5.

Section 3.7.          Recoveries. If at any time the Servicer cannot identify the Recoveries that relate to specific Defaulted Receivables, then the Servicer shall reasonably estimate, on or prior to each Note Transfer Date, the amount of Recoveries to be attributed to such Defaulted Receivables.

Section 3.8.          Reports to the Commission. The Servicer shall, on behalf of the Trust and at the expense of the Transferor, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act and the rules and regulations of the Commission thereunder. The Transferor shall, at its own expense, cooperate in any reasonable request of the Servicer in connection with such filings.

Section 3.9.          Defaulted Receivables Assigned for Collection. On the date any Receivable becomes a Defaulted Receivable, the Transferor shall automatically and without further action or consideration assign to the Servicer, solely for the purpose of collection, without recourse, representation or warranty, such Defaulted Receivable and any related Finance Charge Receivables. The Servicer agrees to take appropriate actions to collect all amounts due with respect to Defaulted Receivables assigned to it under this provision (including any related Finance Charge Receivables), in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Defaulted Receivables, the Account Guidelines, and the terms of this Agreement. Upon collection of any amounts by the Servicer, with respect to any Defaulted Receivable assigned to it under this provision (including any related Finance Charge Receivables), including Insurance Proceeds and the net proceeds of any sale of any such Defaulted Receivable (including any related Finance Charge Receivables), the Servicer shall transfer such amounts to the Indenture Trustee for deposit into the Collection Account. Such amounts shall be treated as Recoveries

Section 3.10.      Covenants of the Servicer.

(a)             The Servicer will maintain this Agreement, continuously, from the time of execution, in the official record of the Servicer.

(b)            If the Issuer is required to pay penalties assessed against the Issuer due to and in connection with Subchapter 30 of Title 20 of New York City’s Administrative Code, then the Servicer shall indemnify the Issuer for any such penalties to be paid by the Issuer.

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[END OF ARTICLE III]

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ARTICLE IV

ADMINISTRATION OF THE TRUST; DUTIES OF THE ADMINISTRATOR

Section 4.1.          Appointment of Administrator; Duties of Administrator.

(a)                The Issuer hereby appoints BBD to act as initial Administrator, subject to Section 4.8.

(b)               Duties of Administrator with Respect to the Transaction Documents. The Administrator shall consult with the Owner Trustee regarding the duties of the Issuer and the Owner Trustee under the Transaction Documents. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s or the Owner Trustee’s duties under the Transaction Documents. The Owner Trustee shall have no obligation to take any action unless instructed otherwise by the Administrator or the Beneficiary on behalf of the Issuer. The Administrator shall prepare for execution by the Issuer, the Owner Trustee or the Beneficiary on behalf of the Issuer, or shall cause the preparation by other appropriate Persons of, all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to any Transaction Document. The Administrator shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture and any Indenture Supplement with respect to the following matters under the Indenture and any Indenture Supplement (parenthetical references are to Articles or Sections of the Indenture):

(i)                 the duty to cause the Note Register to be kept, and, if the Indenture Trustee is at any time or for any Series not acting as the Note Registrar, to notify the Indenture Trustee of the appointment of a new Note Registrar or Note Registrar for a specific Series and the location, or change in location, of the Note Registrar (Section 4.05(a) of the Indenture) and the Series for which such Note Registrar has been appointed;

(ii)               preparing or obtaining the documents, legal opinions and instruments required for execution, authentication and delivery of the Notes, and delivery of the same to the Indenture Trustee for authentication (Section 4.03, Section 4.04 and Section 4.10 of the Indenture), providing for the replacement of mutilated, destroyed, lost or stolen Notes (Section 4.06 of the Indenture), providing for the exchange or transfer of Notes (Section 4.05 of the Indenture) and, to the extent set forth in the related Indenture Supplement, notifying each Note Rating Agency in writing of the issuance of any Series or Class of Notes;

(iii)             opening Issuer Accounts for the Issuer (Section 5.02 of the Indenture);

(iv)             directing the Indenture Trustee with respect to the investment of funds in the Issuer Accounts (Section 5.03 of the Indenture);

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(v)               preparing or obtaining the documents, legal opinions and instruments required to be delivered to the Indenture Trustee with respect to the satisfaction and discharge of the Indenture (Section 6.01(c) of the Indenture) and preparing the documents necessary for the Indenture Trustee to acknowledge the same (Section 6.01 of the Indenture);

(vi)             on the resignation or removal of any Indenture Trustee, appointing a successor Indenture Trustee (Section 8.10(e) of the Indenture) and giving written notice of such resignation or removal and appointment to each Noteholder (Section 8.10(f) of the Indenture);

(vii)           preparing or causing to be prepared tax returns for the Issuer (if required) and the reporting information for the Noteholders (Section 8.15 of the Indenture);

(viii)         furnishing to the Indenture Trustee a list of the names and addresses of the Registered Noteholders not more than 15 days after each Record Date or at such other times as the Indenture Trustee may request in writing (Section 9.01 of the Indenture);

(ix)             establishing reasonable rules for matters relating to any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by, or a meeting of, Noteholders not otherwise set forth in Section 9.04 of the Indenture (Section 9.04(g) of the Indenture);

(x)               preparing for the Issuer such filings for filing with the Commission, and providing the Indenture Trustee with copies thereof once filed, as required by the Exchange Act or otherwise as in accordance with rules and regulations prescribed from time to time by the Commission (Section 9.05 of the Indenture);

(xi)             preparing, completing and delivering to the Indenture Trustee (with a copy to each Note Rating Agency), a Monthly Noteholders’ Statement (Section 9.06 of the Indenture);

(xii)           preparing or obtaining any necessary Opinion of Counsel, Issuer Tax Opinion, Officer’s Certificate, or other document or instrument as may be required in connection with any supplemental indenture or amendment to the Indenture or any Indenture Supplement (Article X of the Indenture);

(xiii)         giving notice to each Note Rating Agency and collecting the vote of Noteholders, as necessary, in connection with any supplemental indenture or amendment to the Indenture or any Indenture Supplement (Article X of the Indenture);

(xiv)         appointing Paying Agents (Section 11.02 of the Indenture) and causing any such Paying Agents, if not the Indenture Trustee-, to execute and deliver to the Indenture Trustee an instrument pursuant to which it agrees to act as Paying Agent as set forth in Section 11.03 of the Indenture;

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(xv)           preparing Officer’s Certificates of the Issuer directing any Paying Agent, if not the Indenture Trustee, to pay to the Indenture Trustee sums held in trust by the Issuer or such Paying Agent for the purpose of discharging the Indenture (Section 11.03 of the Indenture);

(xvi)         preparing written statements for execution by an Authorized Officer (Section 11.04 of the Indenture);

(xvii)       performing or causing to be performed all things necessary to preserve and keep in full force and effect the legal existence of the Issuer (Section 11.05 of the Indenture);

(xviii)     giving prompt written notice to the Indenture Trustee and each Note Rating Agency of each Event of Default under the Indenture or any default of a Derivative Counterparty (Section 11.08 of the Indenture);

(xix)         providing to Noteholders and prospective Noteholders information required to be provided by the Issuer pursuant to Rule 144A under the Securities Act (Section 11.11 of the Indenture);

(xx)           preparing and causing the Issuer to file UCC financing statements, amendments to such financing statements and continuation statements (Section 11.12 of the Indenture);

(xxi)         preparing or obtaining the instruments, documents, agreements and legal opinions required to be delivered by the Issuer and preparing any notice required to be given to the Note Rating Agencies, in connection with the merger or consolidation of the Issuer with any other Person (Section 11.13(a) of the Indenture) or the conveyance or transfer of any of the Issuer’s property or assets (Section 11.13(b) of the Indenture);

(xxii)       giving written notice to the affected Noteholders of any optional repurchase by the Servicer (Section 12.02 of the Indenture) and to the Indenture Trustee and each Note Rating Agency with respect to any such optional repurchase or Early Amortization Event (Section 12.03 of the Indenture);

(xxiii)     to the extent set forth herein or in the Indenture, preparing or obtaining the instruments, documents, agreements and legal opinions required to be delivered by the Issuer and/or the Indenture Trustee and preparing any notice required to be given by the Issuer to the Note Rating Agencies, the Indenture Trustee and the Servicer in connection with addition or removal of Collateral, and designating such Collateral to be added or removed, as the case may be;

(xxiv)     to the extent set forth herein or in the Indenture, taking, or assisting the Issuer and/or the Indenture Trustee in taking, all actions necessary and advisable to perfect and maintain the perfection of the lien of the Indenture on the Collateral in favor of the Indenture Trustee and preparing for execution and delivery or filing by the Issuer all such supplements and amendments to this Agreement and the Indenture and all such

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financing statements, amendments to such financing statements, instruments of further assurance and other instruments; and

(xxv)       to the extent set forth herein or in the Indenture, obtaining legal opinions with respect to the security interest in the Collateral.

(c)                Additional Duties.

(i)                 In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare for execution by the Issuer and shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Transaction Documents, and at the request of the Issuer shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Transaction Documents. Subject to Section 4.5 of this Agreement, and in accordance with the directions of the Issuer, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Transaction Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

(ii)               The Administrator shall perform the duties expressly required to be performed by the Administrator under the Trust Agreement.

(iii)             In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(iv)             The Owner Trustee shall, on behalf of the Issuer, execute and deliver to the Administrator and its agents, and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A, appointing the Administrator the attorney-in-fact of the Issuer for the purpose of executing on behalf of the Issuer all such reports, filings, certificates and opinions.

(d)               Non-Ministerial Matters.

(i)                 Notwithstanding any other provision of this Agreement, with respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee on behalf of the Trust of the proposed action and the Trust shall have provided consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

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(a)	the amendment of or any supplement to the Indenture;
(b)	the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer;
(c)	the amendment, change or modification of the Transaction Documents;
(d)	the appointment of successor Note Registrars, successor Paying Agents and successor trustees pursuant to the Indenture or the appointment of successor Administrators, or the consent to the assignment by the Note Registrar, Paying Agent or trustee of its obligations under the Indenture;
(e)	the removal of the Indenture Trustee;
(f)	the allocation, deposit, withdrawal or payment of funds under any Transaction Document, including the timing or amount of any of the foregoing;
(g)	the waiver of any default under any document, agreement, or instrument;
(h)	the release of any part of the Collateral except in accordance with the Transaction Documents and Section 4.1(b) hereof;
(i)	the entering into of any agreement by the Trust or the Owner Trustee;
(j)	any matter described in Article V of the Trust Agreement;
(k)	any matter that is reserved to the discretion of the Issuer under any Transaction Document or that could have a material impact on the financial condition of the Trust or any Noteholder; and
(l)	any filings required by the Delaware Statutory Trust Act.

(ii)               Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (s) make any payments to the Noteholders or the Transferor under the Transaction Documents, (t) take any other action that the Issuer directs the Administrator not to take on its behalf, (u) take any action that would result in a violation or breach of the covenants, agreements or obligations of the Trust or the Owner Trustee under any of the Transaction Documents, (v) pay or incur any obligation or liability of the Trust or the Owner Trustee, (w) execute any document,

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agreement or instrument in the name of the Trust or the Owner Trustee, (x) initiate or compromise any claim or lawsuit in the name of the Trust or the Owner Trustee, (y) have possession of any assets of the Trust or the Owner Trustee, or (z) dispose of any assets of the Trust or the Owner Trustee, whether by sale, pledge or otherwise.

(e)                No Liability for Obligations of Other Parties. For the avoidance of doubt and notwithstanding the foregoing or any act or omission taken by the Administrator hereunder on behalf of the Trust or the Owner Trustee, the obligations of the Trust and the Owner Trustee hereunder and under the Transaction Documents shall remain solely the obligations of the Trust and the Owner Trustee, and no such act or omission by the Administrator shall cause the Administrator or any of its Affiliates to be liable for any such obligation.

Section 4.2.          Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee, the Indenture Trustee and the Transferor at any time during normal business hours.

Section 4.3.          Compensation. As compensation for the performance of the Administrator’s obligations under this Agreement, the Administrator shall be entitled to compensation in the amount of $2,500 per month, in addition to reimbursement for its liabilities and extra out-of-pocket expenses related to its performance hereunder or under any Transaction Document. Such amounts shall be paid by the Transferor in accordance with Section 6.3 of the Transfer Agreement.

Section 4.4.          Additional Information to be Furnished to Issuer and Indenture Trustee. The Administrator shall furnish to the Issuer or the Indenture Trustee from time to time such additional information regarding the Transaction Documents and the Trust as each of them shall reasonably request.

Section 4.5.          Independence of Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. The Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

Section 4.6.          No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 4.7.          Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such

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person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

Section 4.8.          Termination, Resignation and Removal of Administrator.

(a)                Subject to Section 4.8(d), the Administrator may resign its duties hereunder by providing the Issuer with at least 60 days prior written notice.

(b)               Subject to Section 4.8(d), the Issuer or the Transferor may, with written notice to each Note Rating Agency, remove the Administrator without cause by providing the Administrator with at least 60 days prior written notice.

(c)                Subject to Section 4.8(d), at the sole option of the Issuer or the Transferor and with written notice to each Note Rating Agency, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

(i)                 the Administrator shall default in the performance of any of its duties under this Agreement and, after written notice of such default, shall not cure such default within 60 days (or, if such default cannot be cured in such time, shall not give within 60 days such assurance of cure as shall be reasonably satisfactory to the Transferor and the Issuer);

(ii)               a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable Debtor Relief Law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii)             the Administrator shall commence a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of its creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clause (ii) or (iii) of this Section 4.8(c) shall occur, it shall give written notice thereof to the Issuer, the Owner Trustee and the Indenture Trustee within seven days after the happening of such event.

(d)               No termination, resignation or removal of the Administrator pursuant to this Section 4.8 shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

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Section 4.9.          Action Upon Termination, Resignation or Removal. Promptly upon the effective date of termination of the Administrator pursuant to Section 4.8(c) or the resignation or removal of the Administrator pursuant to Section 4.8(a) or (b), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it up to the date of such resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 4.8(c) deliver to the Issuer all property of the Issuer and all documents relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 4.8(a) or (b), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

Section 4.10. Liability of the Administrator. The Administrator shall be liable under this Article IV only to the extent of the obligations specifically undertaken by the Administrator in its capacity as Administrator.

Section 4.11. Limitation on Liability of the Administrator and Others. Neither the Administrator nor any of the directors, officers, employees, members or agents of the Administrator shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Transferor, the Servicer or any other Person for any action taken, or for refraining from the taking of any action, in good faith in its capacity as Administrator pursuant to this Agreement; provided, however, that this provision shall not protect the Administrator or any directors, officers, employees, members or agents of the Administrator against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Administrator and any director, officer, employee, member or agent of the Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Administrator) respecting any matters arising hereunder. The Administrator shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Administrator in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Administrator may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Noteholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder.

[END OF ARTICLE IV]

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ARTICLE V

OTHER MATTERS RELATING TO THE SERVICER

Section 5.1.          Liability of the Servicer. The Servicer shall be liable under this Article V only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

Section 5.2.          Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other Person or convey, transfer or sell its properties and assets substantially as an entirety to any Person, unless:

(a)               (i)      the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation or a banking association organized and existing under the laws of the United States of America or any state or the District of Columbia, and, if the Servicer is not the surviving entity, such Person shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trust and the Indenture Trustee, in form satisfactory to the Trust and the Indenture Trustee, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

        (ii)      the Servicer has delivered to the Transferor, the Owner Trustee and the Indenture Trustee an Officer’s Certificate of the Servicer and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or sale comply with this Section 5.2 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

        (iii)      the Servicer shall have given the Note Rating Agencies prompt notice of such consolidation, merger or transfer of properties and assets; and

(b)               the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety shall be or shall be immediately thereafter an Eligible Servicer.

Section 5.3.          Limitation on Liability of the Servicer and Others. Except as provided in Section 5.4, neither the Servicer nor any of the directors, officers, employees, members or agents of the Servicer shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Transferor or any other Person for any action taken, or for refraining from the taking of any action, in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any directors, officers, employees, members or agents of the Servicer against any liability which

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would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee, member or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Noteholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder.

Section 5.4.          Servicer Indemnification of the Owner Trustee, the Indenture Trustee and the Trust.

(a)                To the fullest extent permitted by applicable law, the Servicer shall indemnify and hold harmless each of the Owner Trustee (as such and in its individual capacity), the Indenture Trustee and any trustees predecessor thereto (including the Indenture Trustee in its capacity as Note Registrar or as Paying Agent) and their respective directors, officers, employees, members and agents from and against any and all reasonable loss, liability, expense, damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties which are suffered or sustained by reason of (a) any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement or (b) the administration of the Trust by the Owner Trustee, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, any trustees predecessor thereto (including the Indenture Trustee in its capacity as Note Registrar or as Paying Agent) or their respective directors, officers, employees, members and agents, if such acts, omissions or alleged acts or omissions constitute or are caused by negligence or willful misconduct by the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, any trustees predecessor thereto (including the Indenture Trustee in its capacity as Note Registrar or as Paying Agent) or their respective directors, officers, employees, members and agents. Any such indemnification shall not be payable from the Trust Assets, but shall be payable only from the assets of the Servicer. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the resignation or removal of the Servicer, the resignation or removal of the Owner Trustee and the Indenture Trustee and the termination of this Agreement.

(b)               To the fullest extent permitted by applicable law, the Servicer shall indemnify and hold harmless the Trust from and against any and all reasonable loss, liability, expense, damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties which are suffered or sustained by reason of or relating to any material breach of Servicer’s obligations under this Agreement; provided, however, that the Servicer shall not indemnify the Trust if such breach is

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caused by negligence or willful misconduct by the Trust. Any such indemnification shall not be payable from the Trust Assets, but shall be payable only from the assets of the Servicer. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the resignation or removal of the Servicer and the termination of this Agreement.

Section 5.5.          Resignation of the Servicer. The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) upon the assumption, by an agreement supplemental hereto, executed and delivered to the Transferor, the Trust and the Indenture Trustee, in form satisfactory to the Transferor, the Trust and the Indenture Trustee, of the obligations and duties of the Servicer hereunder by any of its Affiliates or by any other entity if the Note Rating Agency Condition has been satisfied; provided that, in either case, the party assuming the obligations and duties of the Servicer qualifies as an Eligible Servicer. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Transferor, the Owner Trustee and the Indenture Trustee. No resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.2. If, within 120 days of the date of the determination that the Servicer may no longer act as Servicer under clause (a) above, the Indenture Trustee is unable to appoint a Successor Servicer, the Indenture Trustee shall serve as Successor Servicer (but shall have continued authority to appoint another Person as Successor Servicer). Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction at the expense of the resigning Servicer to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Successor Servicer shall give prompt notice to each Note Rating Agency upon its appointment as Successor Servicer. Notwithstanding anything in this Agreement to the contrary, BBD, as Servicer, may assign part or all of its obligations and duties as Servicer under this Agreement to an Affiliate of BBD so long as BBD shall have fully guaranteed the performance of such obligations and duties under this Agreement. Any such assignment described in the preceding sentence will not constitute a resignation within the meaning of this Section 5.5.

Section 5.6.          Access to Certain Documentation and Information Regarding the Collateral. The Servicer shall provide to the Trust and the Indenture Trustee access to documentation regarding the Accounts and the Receivables in such cases where the Indenture Trustee is required in connection with the enforcement of the rights of Noteholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer’s normal security, data protection and confidentiality procedures or such procedures as the Servicer may deem reasonably necessary and (d) at reasonably accessible offices in the continental United States designated by the Servicer. Nothing in this Section 5.6 shall derogate from the obligation of the Transferor, the Trust, the Owner Trustee, the Indenture Trustee and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section 5.6 as a result of such obligation shall not constitute a breach of this Section 5.6.

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Section 5.7.          Delegation of Duties. Subject to Section 9.5, in the ordinary course of business, the Servicer may at any time delegate all or part of its duties hereunder to any Person that agrees to conduct such duties in accordance with the Account Guidelines and this Agreement. Any such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 5.5.

Section 5.8.          Examination of Records. The Servicer shall indicate generally in its computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trust pursuant to the Transfer Agreement and assigned to the Indenture Trustee under the Indenture. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer records and other records to determine that such receivable is not, and does not include, a Receivable.

Section 5.9.          Notice of Breach of Representations and Warranties. Upon discovery by the Servicer of a breach of the representations and warranties set forth in Section 2.3 or Section 2.4 of the Transfer Agreement, the Servicer shall give prompt written notice to the Transferor, the Indenture Trustee and the Owner Trustee following such discovery.

[END OF ARTICLE V]

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ARTICLE VI

SERVICER DEFAULTS

Section 6.1.          Servicer Defaults. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a)                any failure by the Servicer to make any payment, transfer or deposit or to give notice or instructions to the Indenture Trustee to make any required payment, transfer or deposit on the date the Servicer is required to do so under the terms of this Agreement, the Indenture or any applicable Indenture Supplement, or within the applicable grace period, which will not exceed five (5) Business Days; provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five (5) Business Days after receiving notice of such failure or otherwise becoming aware of such failure;

(b)               failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement which has an Adverse Effect on any Noteholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders evidencing not less than 50% of the Outstanding Dollar Principal Amount of the Outstanding Notes (or, with respect to any such failure that does not relate to all Series and Classes of Notes, not less than 50% of the Outstanding Dollar Principal Amount of all Series and Classes of Notes to which such failure related); or the Servicer shall assign or delegate its duties under this Agreement, except as permitted by Section 5.2, Section 5.5 and Section 5.7;

(c)                any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant hereto shall prove to have been incorrect when made, which has an Adverse Effect on the rights of any Noteholders and which Adverse Effect continues for a period of 60 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders evidencing not less than 50% of the Outstanding Dollar Principal Amount of the Outstanding Notes (or, with respect to any such representation, warranty or certification that does not relate to all Series and Classes of Notes, not less than 50% of the Outstanding Dollar Principal Amount of all Series and Classes of Notes adversely affected by such representation, warranty or certification);

(d)               the Servicer shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-

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up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable Debtor Relief Law, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations and such petition shall not have been dismissed within 60 days of the filing thereof; or

(e)                any other Servicer Default described in any Indenture Supplement;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or Noteholders evidencing more than 50% of the Outstanding Dollar Principal Amount of all Notes, by notice then given in writing to the Servicer and the Owner Trustee (and to the Indenture Trustee if given by the Noteholders) (a “Termination Notice”), may terminate all, but not less than all, of the rights and obligations of the Servicer as Servicer under this Agreement; provided, however, if within 60 days of receipt of a Termination Notice the Indenture Trustee does not receive any bids from Eligible Servicers in accordance with Section 6.2(d) to act as a Successor Servicer and receives an Officer’s Certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Indenture Trustee shall assume the role of Successor Servicer.

After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer is appointed by the Indenture Trustee pursuant to Section 6.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a “Service Transfer”) and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Trust Assets provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Trust Assets, and in assisting the Successor Servicer. The Servicer shall within 20 Business Days of the date of transfer, transfer its electronic records or electronic copies thereof relating to the Trust Assets to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Trust Assets in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 6.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing, security, data protection and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests.

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Notwithstanding the foregoing, a delay in or failure of performance referred to in paragraph (a) above for a period of 10 Business Days after the applicable grace period or under paragraph (b) or (c) above for a period of 60 Business Days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, or terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, the Owner Trustee and the Transferor with an Officer’s Certificate of the Servicer giving prompt notice of such failure or delay by it, together with a description of the efforts undertaken to perform its obligations.

Section 6.2.          Indenture Trustee To Act as Successor Servicer; Appointment of Successor Servicer.

(a)                On and after the receipt by the Servicer of a Termination Notice pursuant to Section 6.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice, which date shall not be less than 60 days after receipt of such Termination Notice, unless the Indenture Trustee specifies a different date or a different date is mutually agreed upon by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee and the Transferor. The Transferor shall have the right to nominate to the Indenture Trustee the name of a potential successor servicer, which nominee shall be selected by the Indenture Trustee as the Successor Servicer. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed as the Successor Servicer. The Indenture Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with Section 3.1(b) and Section 5.7.

(b)               Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Transferor shall notify each Note Rating Agency, the Owner Trustee, and the Administrator upon the removal of the Servicer and upon the appointment of a Successor Servicer.

(c)                Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement or any other Transaction Document to the Servicer shall be deemed to refer to the Successor Servicer.

(d)               In connection with any Termination Notice, the Indenture Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any

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Eligible Servicer submitting such a bid as a Successor Servicer or, as provided in Section 6.2(a), the Successor Servicer nominated by the Transferor, for servicing compensation not in excess of the Servicing Fee plus the sum of the amounts with respect to each Series and with respect to each Payment Date equal to any Finance Charge Collections allocable to Noteholders of such Series which are payable to the holders of the Transferor Interest after payment of all amounts owing to the Noteholders of such Series with respect to such Payment Date or required to be deposited in the applicable Issuer Accounts with respect to such Payment Date; provided, however, that any holder of the Transferor Interest shall be responsible for payment of its portion of such Servicing Fee and all other such amounts in excess of such Servicing Fee. Each holder of the Transferor Interest agrees that, if BBD (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that such holder is entitled to receive pursuant to any Transaction Document shall be reduced by an amount sufficient to pay the Transferor’s share of the compensation of the Successor Servicer.

(e)                All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Article IX of the Trust Agreement, and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Servicer as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Receivables. The Servicer shall transfer its electronic records relating to the Receivables to the Transferor or its designee in such electronic form as it may reasonably request and shall transfer all other records, correspondence and documents to it in the manner and at such times as it shall reasonably request. To the extent that compliance with this Section 6.2 shall require the Servicer to disclose to the Transferor information of any kind which the Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing, security, data protection and confidentiality agreements as the Servicer shall deem necessary to protect its interests.

Section 6.3.          Notification to Noteholders. Within five (5) Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Transferor, the Owner Trustee, the Indenture Trustee and each Note Rating Agency, and the Indenture Trustee shall give notice to the Noteholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Indenture Trustee shall give prompt notice thereof to the Noteholders.

Section 6.4.          Waiver of Past Defaults. Noteholders evidencing more than 66⅔% of the Outstanding Dollar Principal Amount of the Notes of each Series or, with respect to any Series with two or more Classes, of each Class, (or, with respect to any default that does not relate to or affect all Series, 66⅔% of the Outstanding Dollar Principal Amount of the Notes of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Noteholders of such Series or Class, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except the failure to make any required deposits. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been

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remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

[END OF ARTICLE VI]

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ARTICLE VII

TERMINATION

Section 7.1.          Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Trust, the Administrator and the Servicer under this Agreement shall terminate, except with respect to the indemnification obligations described in Section 5.4, the provisions of Section 6.2(e), and the provisions of Section 8.15, on the date on which the Trust is terminated in accordance with Article IX of the Trust Agreement.

[END OF ARTICLE VII]

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ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1.          Amendment.

(a)                This Agreement may be amended from time to time by the Servicer, the Transferor, the Administrator, the Issuer and the Indenture Trustee, by a written instrument signed by each of them, without the consent of any of the Noteholders upon, unless otherwise specified in this Section 8.1, (i) delivery to the Owner Trustee and the Indenture Trustee of an Issuer Tax Opinion, (ii) satisfaction of the Note Rating Agency Condition, and (iii) delivery to the Indenture Trustee and the Owner Trustee of an Officer’s Certificate of the Servicer, dated the date of any such amendment, stating that the Servicer reasonably believes that such amendment will not have an Adverse Effect.

Notwithstanding any other provision of this Section 8.1, this Agreement may be amended from time to time by an instrument signed by the Transferor and BBD to modify, eliminate or add to the provisions of this Agreement to (i) facilitate compliance with the FDIC Rule or changes in laws or regulations applicable to the Servicer, the Transferor, the Administrator, the Issuer, the Indenture Trustee or the transactions described in this Agreement or (ii) cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to this Agreement in any applicable Registration Statement on Form S-3, as amended, under the Securities Act, in each case upon delivery by the Servicer to the Indenture Trustee and the Owner Trustee of (x) an Officer’s Certificate of the Servicer, dated the date of any such amendment, to the effect that (A) the Servicer reasonably believes that such amendment will not have an Adverse Effect or (B) such amendment is required to remain in compliance with the FDIC Rule or any other change of law or regulation which applies to the Servicer, the Transferor, the Administrator, the Issuer, the Indenture Trustee or the transactions governed by the Transaction Documents, or such amendment is required to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to this Agreement in any applicable Registration Statement on Form S-3, as amended, under the Securities Act, and (y) an Issuer Tax Opinion with respect to such amendment.

In addition, notwithstanding any other provision of this Section 8.1, this Agreement may be amended from time to time by an instrument signed by the Servicer, the Transferor, the Administrator, the Issuer and the Indenture Trustee, to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in this Agreement or in any amendment to this Agreement upon delivery by the Servicer to the Indenture Trustee and the Owner Trustee of an Officer’s Certificate of the Servicer, dated the date of any such amendment, to the effect that the Servicer reasonably believes that such amendment will not have an Adverse Effect.

(b)               In addition to amendments permitted in Section 8.1(a), this Agreement may also be amended in writing from time to time by the Servicer, the Administrator, the Transferor, the Indenture Trustee and the Trust with the consent of Noteholders evidencing more than 66⅔% of the Outstanding Dollar Principal Amount of all affected Series or Classes of Notes for which the Servicer has not delivered an Officer’s Certificate stating that there is no

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Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of any Noteholders. Prior to the execution of any such amendment pursuant to this Section 8.1(b), the Servicer shall furnish notification of the substance of such amendment to each Note Rating Agency.

(c)                It shall not be necessary for the consent of Noteholders under this Section 8.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe in the related Indenture Supplement.

Section 8.2.          Protection of Right, Title and Interest in, to and under Trust Assets.

(a)                Each of the Trust and the Indenture Trustee shall give the Servicer prompt notice of (i) any change in its name or (ii) any change in its address as shown on any financing statement filed in connection with the transactions contemplated by any Transaction Document if the address so shown ceases to be an address from which information concerning the Trust Assets can be obtained.

(b)               The Servicer shall deliver to the Owner Trustee and the Indenture Trustee upon the execution and delivery of each amendment to this Agreement pursuant to Section 8.1 an Opinion of Counsel to the effect specified in Exhibit B.

Section 8.3.          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)                This Agreement will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

(b)               Each party hereto hereby consents and agrees that the state or federal courts located in the Borough of Manhattan in New York City shall have exclusive jurisdiction to hear and determine any claims or disputes between them pertaining to this Agreement or to any matter arising out of or relating to this Agreement; provided, that each party hereto acknowledges that any appeals from those courts may have to be heard by a court located outside of the Borough of Manhattan in New York City; provided, further, that nothing in this Agreement shall be deemed or operate to preclude the Transferor or the Issuer from bringing suit or taking other legal action in any other jurisdiction to realize on the Receivables or to enforce a judgment or other court order in favor of the Transferor or the Issuer. Each party hereto submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto hereby waives any objection that such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint, and other process

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may be made by registered or certified mail addressed to such party at its address as determined in accordance with Section 8.4, and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three days after deposit in the United States mail, proper postage prepaid. Nothing in this Section 8.3 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(c)                Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether sounding in contract, tort or otherwise, arising out of, or connection with, related to, or incidental to the relationship established among them in connection with this Agreement or the transactions contemplated hereby.

Section 8.4.          Notices. All demands, notices, instructions, directions and other communications (collectively, “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by certified mail, return receipt requested, or sent by electronic mail:

(i) in the case of BBD, as the Servicer or as the Administrator, to:

Barclays Bank Delaware

125 South West Street

Wilmington, DE 19801
Attention: Clinton Walker

Phone Number: (302) 255-8100
E-mail: cwalker@barclaycardus.com

(ii) in the case of the Transferor, to:

Barclays Dryrock Funding LLC

100 S. West Street, Office 120

Wilmington, DE 19801
Attention: Clinton Walker
Phone Number: (302) 255-7073
E-mail: cwalker@barclaycardus.com

(iii) in the case of the Trust or the Owner Trustee, to:
Wilmington Trust, National Association Rodney Square North 1100 North Market St. Wilmington, DE 19890 Attention: Corporate Trust Administration Phone Number: (302) 651-1000
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(iv) in the case of the Indenture Trustee, to: U.S. Bank National Association 60 Livingston Avenue ED-MN-WS3D St. Paul, MN 55107-2290 Attention: Structured Finance/Dryrock Phone Number: 1-800-934-6802

(v) to any other Person as specified in the Indenture; or, as to each party, at such other address or electronic mail address as shall be designated by such party in a written notice to each other party.

Section 8.5.          Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, illegal or unenforceable, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity, legality or enforceability of such remaining covenants, agreements, provisions or terms of this Agreement.

Section 8.6.          Further Assurances. The Servicer agrees to undertake and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee and the Indenture Trustee designed to more fully effect the purposes of this Agreement, including, without limitation, actions or instruments to facilitate compliance with the FDIC Rule.

Section 8.7.          No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 8.8.          Counterparts. This Agreement may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.

Section 8.9.          Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, any Supplemental Credit Enhancement Providers, any Derivative Counterparties and their respective successors and permitted assigns and, in addition, the Owner Trustee shall be a third party beneficiary hereof. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

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Section 8.10.      Actions by Noteholders.

(a)                Wherever in this Agreement a provision is made that an action may be taken or a Notice, demand or instruction given by Noteholders, such action, Notice, demand or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

(b)               Any Notice, request, demand, authorization, direction, consent, waiver or other act by a Noteholder shall bind such Noteholder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee, the Transferor, the Administrator or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 8.11.      Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Servicer, the Administrator, and each of the Trust and the Indenture Trustee agree to cooperate with each other and the Transferor to provide to any Holders of such Series or Class, upon the request of such Noteholder, any information required to be provided to such Holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 8.12.      Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be amended, restated, waived, supplemented or otherwise modified from time to time, except as provided herein.

Section 8.13.      Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 8.14.      Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust, National Association, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust. In no event shall Wilmington Trust, National Association in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the Trust Assets, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

Section 8.15.      Non-petition Covenant. To the fullest extent permitted by applicable law, the Indenture Trustee, the Administrator, and the Servicer, by entering into this Agreement, and each Noteholder, by accepting a Note, agrees that it will not at any time acquiesce, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer or the Transferor under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian,

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sequestrator or other similar official for the Issuer or the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer or the Transferor.

Section 8.16.      Force Majeure. In no event shall the Indenture Trustee or the Trust be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Indenture Trustee and the Trust shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[END OF ARTICLE VIII]

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ARTICLE IX

COMPLIANCE WITH REGULATION AB

Section 9.1.          Intent of the Parties; Reasonableness. The Transferor, the Servicer, the Issuer and the Indenture Trustee acknowledge and agree that the purpose of this Article IX is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Transferor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Servicer agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Servicer which is required in order to enable the Transferor to comply with the provisions of Items 1103(a)(1), 1104(e), 1105, 1108, 1111(a)(8), 1117, 1118, 1119, 1121, 1122 and 1123 of Regulation AB as it relates to the Servicer or to the Servicer’s obligations under this Agreement.

Section 9.2.          Additional Representations and Warranties of the Servicer. The Servicer shall be deemed to represent to the Transferor, as of the date on which information is provided to the Transferor under Section 9.3 that, except as disclosed in writing to the Transferor prior to such date to the best of its knowledge: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a securitization involving credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement; and (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, any Subservicer or any unaffiliated third-party originator of Receivables.

Section 9.3.          Information to Be Provided by the Servicer. In connection with any Securitization Transaction, the Servicer shall (i) within five (5) Business Days following a request by the Transferor, provide to the Transferor, in writing, the information specified in this Section 9.3, and (ii) as promptly as practicable following notice to or discovery by the Servicer of any changes to such information, provide to the Transferor, in writing, such updated information.

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(a)                If so requested by the Transferor, the Servicer shall provide to the Transferor such information regarding the Servicer and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicing Party”), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(A)      the Servicing Party’s name and form of organization;

(B)      a description of how long the Servicing Party has been servicing credit card receivables; a general discussion of the Servicing Party’s experience in servicing assets of any type as well as a more detailed discussion of the Servicing Party’s experience in, and procedures for, the servicing function it will perform under this Agreement; information regarding the size, composition and growth of the Servicing Party’s portfolio of credit card accounts of a type similar to the Accounts and information on factors related to the Servicing Party that may be material, in the good faith judgment of the Transferor, to any analysis of the servicing of the Receivables or the related asset-backed securities, as applicable, including, without limitation:

(1)      whether any prior securitizations of credit card receivables involving the Servicing Party defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2)      the extent of outsourcing the Servicing Party utilizes;

(3)      whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicing Party as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)      whether the Servicing Party has been terminated as servicer in a securitization of credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)      such other information as the Transferor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)      a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicing Party’s policies or procedures with respect to the servicing function it will perform under this Agreement;

(D)      information regarding the Servicing Party’s financial condition, to the extent that there is a material risk that an adverse financial event or

40

circumstance involving the Servicing Party could have a material adverse effect on the performance by the Servicing Party of its servicing obligations under this Agreement;

(E)      a description of the Servicing Party’s processes and procedures designed to address any special or unique factors involved in servicing;

(F)      a description of the Servicing Party’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as sale of defaulted receivables; and

(G)      information as to how the Servicing Party defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(b)               As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or such Subservicer, the Servicer shall provide to the Transferor at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Transferor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Transferor, all information reasonably requested by the Transferor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any Series or Class.

(c)                In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Transferor, the Servicer shall provide to the Transferor such information regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the distribution reports otherwise required to be delivered monthly by the Servicer under this Agreement, commencing with the first such report due not less than ten (10) Business Days following such request.

Section 9.4.          Report on Assessment of Compliance and Attestation.

(a)                (1) In the event that BBD is not the Servicer, then on or before the earlier of (a) March 31 and (b) thirty (30) days prior to the date on which the Trust is required to file the report on Form 10-K in each calendar year, and (2) in the event that BBD or an affiliate of BBD is the Servicer, then on or before the date on which the Trust is required to file the report on Form 10-K in each calendar year, commencing in 2013, the Servicer shall:

(i)      deliver to the Transferor a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Transferor and signed by an authorized officer of the Servicer, and shall

41

address each of the Servicing Criteria specified in Exhibit D or such criteria as mutually agreed upon by the Transferor and the Servicer;

(ii)      deliver to the Transferor a report of a registered public accounting firm reasonably acceptable to the Transferor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)      cause each Servicing Participant to deliver to the Transferor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 9.4; and

(iv)      deliver to the Transferor and any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Trust or the Transferor with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit C.

The Servicer acknowledges that the parties identified in clause (iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(b)               Each assessment of compliance provided by a Subservicer pursuant to Section 9.4(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit D hereto delivered to the Transferor upon reasonable request of the Transferor after the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Servicing Participant (other than the Servicer or any Subservicer) pursuant to Section 9.4(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 9.5.

Section 9.5.          Use of Subservicers and Servicing Participants. The Servicer shall use its best efforts to hire or otherwise utilize only the services of Subservicers that agree to comply with the provisions of paragraph (a) of this Section 9.5. The Servicer shall use its best efforts to hire or otherwise utilize only the services of Servicing Participants, and shall use its best efforts to ensure that Subservicers hire or otherwise utilize only the services of Servicing Participants, to fulfill any of the obligations of the Servicer as servicer under this Agreement, if those Servicing Participants agree to comply with the provisions of paragraph (b) of this Section 9.5.

(a)                It shall not be necessary for the Servicer to seek the consent of the Transferor to the utilization of any Subservicer. The Servicer shall use its best efforts to cause any Subservicer used by the Servicer (or by any Subservicer) to comply with the provisions of this Section 9.5 and with Section 3.4, Section 9.2, Section 9.3(c) and Section 9.7(a)(i) and (ii) of this Agreement to the same extent as if such Subservicer were the Servicer. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Transferor any servicer

42

compliance statement required to be delivered by such Subservicer under Section 3.4, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 9.4(a)(i) or (ii) and the certification, if any, required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 9.4 as and when required to be delivered.

(b)               It shall not be necessary for the Servicer to seek the consent of the Transferor to the utilization of any Servicing Participant. The Servicer shall promptly upon request provide to the Transferor a written description (in form and substance satisfactory to the Transferor) of the role and function of each Servicing Participant utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Servicing Participant and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Servicing Participant.

(c)                As a condition to the utilization of any Servicing Participant, the Servicer shall use its best efforts to cause any such Servicing Participant used by the Servicer (or by any Subservicer) to comply with the provisions of Section 9.4 of this Agreement to the same extent as if such Servicing Participant were the Servicer. The Servicer shall be responsible for obtaining from each Servicing Participant and delivering to the Transferor any assessment of compliance and attestation required to be delivered by such Servicing Participant under Section 9.4, in each case as and when required to be delivered.

[END OF ARTICLE IX]

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IN WITNESS WHEREOF, the Transferor, the Servicer, the Administrator, the Indenture Trustee and the Trust have caused this Agreement to be executed by their respective officers as of the day and year first above written.

BARCLAYS DRYROCK FUNDING LLC, as Transferor
By: /s/ Deepesh Jain Name: Deepesh Jain Title: Vice President and Treasurer
BARCLAYS BANK DELAWARE, as Servicer and Administrator
By: /s/ Gerald Pavelich Name: Gerald Pavelich Title: Chief Financial Officer

BARCLAYS DRYROCK ISSUANCE TRUST
By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee on behalf of the Trust
By: /s/ Jeanne Oller Name: Jeanne M. Oller Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By: /s/ Tammy Scultz-Fugh Name: Tamara Schultz-Fugh Title: Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED SERVICING AGREEMENT]

EXHIBIT A

FORM OF POWER OF ATTORNEY

STATE OF DELAWARE )

) ss.:

COUNTY OF NEW CASTLE )

KNOW ALL MEN BY THESE PRESENTS, that Barclays Dryrock Issuance Trust, a Delaware statutory trust (the “Trust”), does hereby make, constitute and appoint Barclays Bank Delaware, as Administrator under the Servicing Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Trust all such documents, reports, filings, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Transaction Documents, including, without limitation, to appear for and represent the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Trust could perform, including, without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this power of attorney, the term “Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013, by and among Barclays Dryrock Funding LLC, as Transferor, Barclays Bank Delaware, as Servicer and as Administrator, Barclays Dryrock Issuance Trust, as Issuer and U.S. Bank National Association, as Indenture Trustee, as such may be amended from time to time.

Notwithstanding anything contained herein to the contrary, this power of attorney has been countersigned by Wilmington Trust, National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Trust, and in no event shall Wilmington Trust, National Association in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this power of attorney, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI, VII and VIII of the Trust Agreement.

A-1

All powers of attorney for this purpose heretofore filed or executed by the Trust are hereby revoked.

EXECUTED this ____ of ____, 20_.

BARCLAYS DRYROCK ISSUANCE TRUST

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

[Power of Attorney]

EXHIBIT B

FORM OF OPINION OF COUNSEL
WITH RESPECT TO AMENDMENTS

Provisions to be included in
Opinion of Counsel to be delivered pursuant
to Section 8.2(b)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable amendment date.

(i)	The amendment to the Amended and Restated Servicing Agreement attached as an exhibit to the opinion (the “Amendment”) has been duly authorized, executed and delivered by the Servicer and constitutes the legal, valid and binding agreement of the Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
(ii)	The Amendment has been entered into in accordance with the terms and provisions of Section 8.1 of the Amended and Restated Servicing Agreement.
B-1

EXHIBIT C

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 20[ ] (the “Agreement”), by and among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to the Transferor, and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)      I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), that were delivered by the Company to the Transferor pursuant to the Agreement (collectively, the “Company Information”);

(2)      To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

(3)      To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Transferor; and

(4)      To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations in all material respects under the Agreement.

Date: _________________________

By: ___________________________

Name:

Title:

C-1

EXHIBIT D

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the [Servicer] [Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria for Servicer	Applicable Servicing Criteria for a Subservicer
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Cash Collection and Administration
1122(d)(2)(i)	Payments on credit card accounts are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
D-1

Servicing Criteria		Applicable Servicing Criteria for Servicer	Applicable Servicing Criteria for a Subservicer
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the Servicer.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related asset pool documents.
1122(d)(4)(ii)	Account and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)	Payments on credit card accounts, including any payoffs, made in accordance with the related credit card accounts documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.
1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period an Account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent Accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for Accounts with variable rates are computed based on the related Account documents.
D-2

Servicing Criteria		Applicable Servicing Criteria for Servicer	Applicable Servicing Criteria for a Subservicer
Reference	Criteria
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF [SERVICER] [Subservicer]

Date: _________________________

By: ________________________________

Name:

Title:

D-3